AMENDMENT TO THE DELTA AIR LINES, INC.
OFFICER AND DIRECTOR SEVERANCE PLAN
As Amended and Restated as of June 1, 2016

The Delta Air Lines, Inc. Officer and Director Severance Plan, as amended and restated as of June 1, 2016 (the “Plan”) is hereby amended as follows:

1.    Effective May 1, 2020, Section 4(a)(vi) of the Plan is deleted in its entirety and the following new Section 4(a)(vi) is inserted in its place:

“(vi)    24 months Base Salary for Senior Executive Vice Presidents, the President, the Chief Financial Officer (as of May 1, 2020) or the Chief Executive Officer, plus 200% of any applicable MIP Target Amount.”

2.    Effective January 1, 2019, Section 4(b)(iii) of the Plan is amended by deleting clauses (A) and (C) in their entirety and inserting the following new clauses (A) and (C) in their place:

“(A)    (i) During the Severance Period, a Participant will be eligible for continued travel privileges generally comparable to those under Delta’s travel policy as in effect for an active employee at the Participant’s job level at the time of the Severance Event and (ii) upon the expiration of the Severance Period and continuing until the fifth anniversary of the Severance Event or, for a Participant with less than five years of service with Delta at the time of the Severance Event, the last day of the period that equals the number of months he or she was employed with the Company in any position, rounded up for any partial month, the Participant will be eligible for the following: (1) if an Officer at the time of the Severance Event, the enhanced travel privileges generally comparable to those described in Section 13(c)(A) of the Delta Air Lines, Inc. UATP Travel Program (the “UATP Travel Program”) or (2) if a Director at the time of the Severance Event, the applicable enhanced travel privileges described in Section 13(c)(A) or (B) of the UATP Travel Program (clauses (i) and (ii) together, the “Travel Privileges”). If, however, the Severance Event is described in Section 3(a)(ii) or (iii) and the event which constitutes Good Reason is a material diminution of the Participant’s position, responsibilities or duties, any Travel Privileges shall be based on the Participant’s job level prior to the diminution which gave rise to the Participant’s resignation. In addition, with respect to any Participant who (I) incurs a termination that constitutes a Severance Event during the period beginning on a Change in Control Date and ending on the second anniversary thereof and (II) is a Vice President or more senior Officer of the Company at the time of the Change in Control Date, such Participant shall after the expiration of the Travel Privileges described in clause (i), be treated as a retired officer for purposes of the Company’s travel policy regardless of the Participant’s actual age or years of service. Following the expiration of the Severance Period, the Participant’s travel benefits will be based on the Company travel policy for retired officers at the level at which the Participant was employed immediately prior to the Change in Control Date. Provided, however, anything in the 2016 Plan to the contrary notwithstanding, any person who first becomes an Officer after June 8, 2009 shall not receive any Tax

Allowance (as that term is defined in the UATP Travel Program) during the Severance Period or following his or her termination of active employment.”

“(C)     Family status changes (such as marriage, divorce, adoption or birth of a child) that occur during eligibility for the Travel Privileges must be reported to the Delta Employee Service Center (or corresponding Affiliate administrator) within 60 days of the status change. Failure to do so will result in the ineligibility of the new family member for Travel Privileges described under the 2016 Plan.”
3.    Effective May 1, 2020, Section 4(f)(vi) of the Plan is deleted in its entirety and the following new Section 4(f)(vi) is inserted in its place:
“(vi)    24 months after the termination date for Senior Executive Vice Presidents, the President, the Chief Financial Officer (as of May 1, 2020) or Chief Executive Officer.”
4.    Section 5 of the Plan is amended by deleting the title, “Executive Vice President – Chief Human Resources Officer” in the first sentence thereof in its entirety and inserting the following new title in its place: “Executive Vice President – Chief People Officer.”
5.    Except as expressly amended herein, the Plan, as amended, shall remain otherwise without change.

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